UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 13, 2021

SUPER MICRO COMPUTER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
980 Rock Avenue, San Jose, California 95131
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (408) 503-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Credit Facility with Mega Bank

On September 13, 2021 (the “Mega Bank Effective Date”), Super Micro Computer Inc., Taiwan (the “Subsidiary”), a Taiwan corporation and wholly-owned subsidiary of Super Micro Computer, Inc. (the “Company”), entered into a NTD1.2 billion ($43 million U.S. dollar equivalent) credit facility (the “Mega Bank Credit Facility”) with Mega International Commercial Bank (“Mega Bank”). The Mega Bank Credit Facility will be used by the Subsidiary to support its manufacturing activities (such as purchase of materials and components), and to provide medium-term working capital (the “Permitted Uses”). Drawdowns under the Mega Bank Credit Facility may be made through December 31, 2024, with the first drawdown date not later than November 5, 2021. Drawdowns may be in amounts of up to 80% of Permitted Uses certified to the Bank in drawdown certificates. The interest rate depends upon amount borrowed under Mega Bank Credit Facility, and as of the Mega Bank Effective Date, range from 0.645% to 0.845% per annum, subject to adjustment in certain circumstances, such as events of default. Interest is payable monthly. Principal payments for amounts borrowed commence on the 15th day of the month following two years after the first drawdown, and are repaid in monthly installments over a period of 3 years thereafter. In the event the Company does not maintain 100% ownership of the Subsidiary, Mega Bank may terminate the Mega Bank Credit Facility. The Mega Bank Credit Facility is unsecured and has customary default provisions permitting Mega Bank to reduce or cancel the extension of credit, or declare all principal and interest amounts immediately due and payable. The Company is not a guarantor of the Mega Bank Credit Facility.

The foregoing description of the Mega Bank Credit Facility does not purport to be complete and is qualified in its entirely by reference to the English language translation of the Mega Bank Credit Facility, a copy of which is filed hereby as Exhibit 10.1, and is incorporated herein by reference.

New Credit Facility with E.SUN Bank

The Subsidiary was party to that certain General Credit Agreement, dated December 2, 2020, with E.SUN Bank (“E.SUN Bank”), which provided for the issuance of loans, advances, acceptances, bills, bank guarantees, overdrafts, letters of credit, and other types of drawdown instruments up to a credit limit of US$30 million (the “Prior E.SUN Bank Credit Facility”). The term of the Prior E.SUN Bank Credit Facility was until September 18, 2021.

On September 13, 2021 (the “E.SUN Bank Effective Date”), the Subsidiary entered into a new General Credit Agreement with E.SUN Bank, which replaced the Prior E.SUN Bank Credit Facility (the “New E.SUN Bank Credit Facility”). The New E.SUN Bank Credit Facility permits borrowings of up to (i) NTD1.6 billion ($57 million U.S. dollar equivalent) and (ii) US$30 million as loans, advances, acceptances, bills, bank guarantees, overdrafts, letters of credit, and other types of drawdown instruments. Other terms of the New E.SUN Bank Credit Facility are substantially identical to the Prior E.SUN Bank Credit Facility. Generally, interest for base rate loans made under the New E.SUN Bank Credit Facility are based upon an average interbank overnight call loan rate in the finance industry (such as LIBOR or TAIFX) plus a fixed margin, and is subject to occasional adjustment. The New E.SUN Bank Credit Facility has customary default provisions permitting E.SUN Bank to terminate or reduce the credit limit, shorten the credit period, or deem all liabilities due and payable, including in the event the Subsidiary has an overdue liability at another financial organization. The Company is not a guarantor of the New E.SUN Bank Credit Facility.

Terms for specific drawdown instruments issued under the New E.SUN Bank Credit Facility, such as credit amount, term of use, mode of drawdown, specific lending rate, and other relevant terms, are to be set forth in Notifications and Confirmation of Credit Conditions (a “Notification and Confirmation”) negotiated with E.SUN Bank. Under a Notification and Confirmation entered into on the E.SUN Bank Effective Date, the Subsidiary and E.SUN Bank have agreed to each of the following:

i.A medium term credit loan of NTD1.6 billion ($57 million U.S. dollar equivalent) with a tenor of 5 years (the “Medium Term Loan”). The period of use is between July 29, 2021 and July 29, 2023. The interest rate thereunder is based upon a floating annual rate plus a fixed margin, subject to adjustment under certain circumstances. Interest payments are due on a monthly basis. Principal is amortized evenly on a monthly basis, with principal payments subject to a one year grace period prior to the commencement of repayment.

The Medium Term Loan will be used by the Subsidiary to support research & development activities (“Use of Proceeds”). Drawdowns may be in amounts of up to 80% of permitted Use of Proceeds expenses. The Subsidiary is subject to various financial covenants in connection with the Medium Term Loan, including a current ratio, net debt ratio, and interest coverage ratio.

ii.A drawdown of US$30 million under the E.SUN Bank Credit Facility for an import loan with a tenor of 120 days (the “Import O/A Loan”). The period of use is between July 29, 2021 and July 29, 2022. The interest rate thereunder is based on LIBOR or TAIFX plus a fixed margin, subject to adjustment under certain circumstances. Interest payments are due on a monthly basis, and principal is repayable on the due date.

Neither the Medium Term Loan nor Import O/A loan are secured.

The foregoing descriptions of the New E.SUN Bank Credit Facility and Notification and Confirmation do not purport to be complete and are qualified in their entirety by reference to the full and complete terms of such documents, copies of which are filed hereby as Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	English language translation of the Medium-to-Long Term Loan Agreement dated as of September 13, 2021 between Super Micro Computer, Inc. Taiwan and Mega International Commercial Bank
10.2	General Credit Agreement dated as of September 13, 2021 between Super Micro Computer, Inc. Taiwan and E.SUN Bank
10.3	Notification and Confirmation of Credit Conditions, dated as of September 13, 2021 between Super Micro Computer, Inc. Taiwan and E.SUN Bank
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: September 16, 2021	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)